Exhibit 10.3

Registration Rights Agreement

by and between

ASV Holdings, Inc.

Manitex International, Inc.

and

A.S.V. Holding, LLC

Dated as of May 17, 2017

Registration Rights Agreement

This Registration Rights Agreement (this “Agreement”) is made as of May 17, 2017 by and among ASV Holdings, Inc., a Delaware corporation (“ASV”), Manitex International, Inc., a Michigan corporation (“Manitex”) and A.S.V. Holding, LLC, a Delaware limited liability company (“Terex”).

Recitals

A. Manitex currently owns 51% of the outstanding shares of Common Stock (as defined below) of ASV and Terex owns 49% of the outstanding shares of Common Stock of ASV.

B. ASV is currently pursuing an initial public offering (the “IPO”) of shares of Common Stock.

C. Manitex and Terex expect to retain a significant number of shares of Common Stock following completion of the IPO (the “Retained Shares”).

D. ASV desires to grant to Manitex and Terex the Registration Rights (as defined below) for the Retained Shares, subject to the terms and conditions of this Agreement, provided that this Agreement shall be null and void if the IPO is not completed by June 30, 2017.

Agreements

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.01        Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, when used with respect to a specified Person, another Person that controls, is controlled by, or is under common control with the Person specified. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

“Ancillary Filings” has the meaning set forth in Section 2.03(a)(i).

“Agreement” has the meaning set forth in the introduction.

“ASV” has the meaning set forth in the introduction and shall include ASV’s successors by merger, acquisition, reorganization or otherwise.

“ASV Public Sale” has the meaning set forth in Section 2.02(a).

“Blackout Notice” has the meaning set forth in Section 2.01(e).

“Blackout Period” has the meaning set forth in Section 2.01(e).

“Board” means the board of directors of ASV.

“Business Day” means any day which is not a Saturday, Sunday or other day on which banking institutions doing business in New York, New York are authorized or obligated by law or required by executive order to be closed.

“Common Stock” means the common stock, par value $0.001 per share, of ASV.

“Control” means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled by” and “under common Control” have meanings correlative to the foregoing.

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Disadvantageous Condition” has the meaning set forth in Section 2.01(e).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Holder” shall mean each of Manitex and Terex, so long as such Person holds any Registrable Securities, and any Person owning Registrable Securities who is a permitted transferee of rights under Section 3.08.

“Initiating Holder” has the meaning set forth in Section 2.01(a).

“Loss” has the meaning set forth in Section 2.06(a).

“Offering Confidential Information” means, with respect to a Piggyback Registration, (x) ASV’s plan to file the relevant Registration Statement and engage in the offering so registered, (y) any information regarding the offering being registered (including, without limitation, the potential timing, price, number of shares, underwriters or other counterparties, selling stockholders or plan of distribution) and (z) any other information (including information contained in draft supplements or amendments to offering materials) provided to the Holders by ASV (or by third parties) in connection with the Piggyback Registration. Offering Confidential Information shall not include information that (1) was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by any Holder, (2) was or becomes available to any Holder from a source not bound by any confidentiality agreement with ASV or (3) was otherwise in such Holder’s possession prior to it being furnished to such Holder by ASV or on ASV’s behalf.

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Piggyback Registration” has the meaning set forth in Section 2.02(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means the Retained Shares, and any shares of Common Stock or other securities issued with respect to, in exchange for, or in replacement of such Retained Shares. The term “Registrable Securities” excludes, however, any security (i) the sale of which has been effectively registered under the Securities Act and which has been disposed of in accordance with a Registration Statement, (ii) that has been sold by a Holder in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) thereof (including transactions pursuant to Rule 144) such that the further disposition of such securities by the transferee or assignee is not restricted under the Securities Act, or (iii) that have been sold by a Holder in a transaction in which such Holder’s rights under this Agreement are not, or cannot be, assigned.

“Registration” means a registration with the SEC of the offer and sale to the public of Common Stock under a Registration Statement. The terms “Register” and “Registering” shall have a correlative meaning.

“Registration Expenses” shall mean all expenses incident to ASV’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications within the United States of any Registrable Securities being registered); (iii) printing expenses, messenger, telephone and delivery expenses; (iv) internal expenses of ASV (including all salaries and expenses of employees of ASV performing legal or accounting duties); (v) fees and disbursements of counsel for ASV and customary fees and expenses for independent certified public accountants retained by ASV (including the expenses of any comfort letters or costs associated with the delivery by ASV’s independent certified public accountants of comfort letters customarily requested by underwriters); and (vi) fees and expenses of listing any Registrable Securities on any securities exchange on which the shares of Common Stock are then listed and Financial Industry Regulatory Authority registration and filing fees; provided, however, each Holder shall be responsible for (i) any allocable underwriting fees, discounts or commissions, (ii) any allocable commissions of brokers and dealers, (iii) fees and disbursements of counsel for such Holder, and (iv) capital gains, income and transfer taxes, if any, relating to the sale of such Holder’s Registrable Securities..

“Registration Period” has the meaning set forth in Section 2.01(b).

“Registration Rights” shall mean the rights of the Holders to cause ASV to Register Registrable Securities pursuant to Article II.

“Registration Statement” means any registration statement of ASV filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement. For the avoidance of doubt, it is acknowledged and agreed that such Registration Statement may be on any form that shall be applicable, including Form S-1 or Form S-3.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Registration Statement” means a Registration Statement of ASV for an offering to be made on a delayed or continuous basis of Common Stock pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).

“Subsidiary” means, when used with reference to any Person, any corporation or other entity or organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other entity or organization is directly or indirectly owned by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person directly or indirectly Controls, or has the right, power or ability to Control, that Person.

“Underwritten Offering” means a Registration in which securities of ASV are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

Section 1.02         Interpretation.

In this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words used in the plural include the singular;

(b) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and a reference to such Person’s “Affiliates” or “Subsidiaries” shall be deemed to mean such Person’s Affiliates or Subsidiaries, as applicable, following the IPO;

(c) any reference to any gender includes the other gender and the neuter;

(d) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “shall” and “will” are used interchangeably and have the same meaning;

(f) the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(g) any reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(h) the words “herein,” “hereunder,” “hereof;” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(i) any reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(j) any reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(k) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(l) the table of contents and titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement;

(m) any portion of this Agreement obligating a party to take any action or refrain from taking any action, as the case may be, shall mean that such party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be;

(n) the language of this Agreement shall be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction shall be applied against any party;

(o) except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be performed or given timely if performed or given on the next succeeding Business Day.

ARTICLE II

Registration Rights

Section 2.01        Registration.

(a) Prior to the fifth anniversary of the closing of the IPO, any Holder(s) of Registrable Securities (collectively, the “Initiating Holder”) shall have the right to request that ASV file a Registration Statement with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Holder, by delivering a written request thereof to ASV specifying the number of shares of Registrable Securities such Holder wishes to register (a “Demand Registration”); provided, however, that a Demand Registration may only be requested if the sale of the Registrable Securities requested to be registered by the Initiating Holders is reasonably expected to result in (i) aggregate gross cash proceeds of at least $10,000,000 (without regard to any underwriting discount or commission) or (ii) a sale of two percent (2%) or more of the outstanding shares of Common Stock; and provided, further, that ASV shall not be obligated to effect registration with respect to Registrable Securities pursuant to this Section 2.01 in violation of the underwriting agreement entered into in connection with the IPO or within 180 days of the completion of the IPO. ASV shall (i) within five days of the receipt of a Demand Registration, give written notice of such Demand Registration to all Holders of Registrable Securities, (ii) use its reasonable best efforts to prepare and file the Registration Statement as expeditiously as possible but in any event within 45 days of such request, subject to extension by the Holder(s) upon ASV’s reasonable request, including the justification thereof, and (iii) use its reasonable best efforts to cause the Registration Statement to become effective in respect of each Demand Registration in accordance with the intended method of distribution set forth in the written request delivered by the Holder. ASV shall include in such Registration all Registrable Securities with respect to which ASV receives, within the 10 days immediately following the receipt by the Holder(s) of such notice from ASV, a request for inclusion in the registration from the Holder(s) thereof. Each such request from a Holder of Registrable Securities for inclusion in the Registration shall also specify the aggregate amount of Registrable Securities proposed to be registered. The Initiating Holder may request that the Registration Statement be on any appropriate form. For purposes of clarification, ASV can satisfy its obligation under this Section 2.01(a) to file a Registration Statement by filing a Shelf Registration Statement, and can satisfy its obligation to complete a Demand Registration by filing, if applicable, a Prospectus under an effective Registration Statement that covers (i) the Registrable Securities requested by the Holders to be registered in accordance with this Section 2.01(a) and (ii) the plan of distribution requested by the participating Holders.

(b) The Holder(s) may collectively make a total of three Demand Registration requests pursuant to Section 2.01(a) (including any rights to Demand Registration transferred pursuant to Section 3.08(a)); provided that the Holder(s) may not make more than two Demand Registration requests in any 365-day period.

(c) ASV shall be deemed to have effected a Registration for purposes of this Section 2.01 if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC, and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been sold and (ii) 60 days from the effective date of the Registration Statement (or from the date the applicable Prospectus is filed with the SEC if ASV is satisfying a request for Demand Registration by filing a Prospectus under an effective Shelf Registration Statement) (the “Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement or dealer manager agreement, if any, entered into in connection with such Registration are not satisfied by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement or dealer manager agreement by ASV. If during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or the need to update or supplement the Registration Statement, the Registration Period shall be extended on a day-for-day basis for any period the Holder is unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other governmental agency or court.

(d) A Demand Registration request may not be made for a minimum of 45 calendar days after the revocation of an earlier Demand Registration request.

(e) With respect to any Registration Statement, or amendment or supplement thereto, whether filed or to be filed pursuant to this Agreement, if ASV shall determine in good faith that maintaining the effectiveness of such Registration Statement or filing an amendment or supplement thereto (or, if no Registration Statement has yet been filed, to filing such a Registration Statement) would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving ASV or any of its consolidated subsidiaries that would materially interfere with such transaction or negotiations, (ii) require the public disclosure of material non-public information concerning ASV at a time when its directors and executive officers are restricted from trading in ASV’s securities or (iii) otherwise materially interfere with financing plans, acquisition activities or business activities of ASV (a “Disadvantageous Condition”), ASV may, for the shortest period reasonably practicable (a “Blackout Period”), and in any event for not more than 45 consecutive days, notify the Holders whose sales of Registrable Securities are covered (or to be covered) by such Registration Statement (a “Blackout Notice”) that such Registration Statement is unavailable for use (or will not be filed as requested). Upon the receipt of any such Blackout Notice, the Holders shall forthwith discontinue use of the prospectus contained in any effective Registration Statement; provided, that, if at the time of receipt of such Blackout Notice any Holder shall have sold its Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) and the Disadvantageous Condition is not of a nature that would require a post-effective amendment to the Registration Statement, then ASV shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities laws on the timely delivery of such shares. When any Disadvantageous Condition as to which a Blackout Notice has been previously delivered shall cease to exist, ASV shall as promptly as reasonably practicable notify the Holders and take such actions in respect of such Registration Statement as are otherwise required by this Agreement. The effectiveness period for any Demand Registration for which ASV has exercised a Blackout Period shall be increased by the period of time such Registration Suspension is in effect. ASV shall not impose, in any 365-day period, Blackout Periods lasting, in the aggregate, in excess of 60 calendar days. If ASV declares a Blackout Period with respect to a Demand Registration for a Registration Statement that has not yet been declared effective, (i) the Holders may by notice to ASV withdraw the related Demand Registration Request without such Demand Registration request counting against the three Demand Requests permitted to be made under Section 2.01 and (ii) the Holders will not be responsible for ASV’s related Registration Expenses.

(f) If the Initiating Holder so indicates at the time of its request pursuant to Section 2.01(a), such offering of Registrable Securities shall be in the form of an Underwritten Offering and ASV shall include such information in its written notice to the Holders required under Section 2.01(a). In the event that the Initiating Holder intends to distribute the Registrable Securities by means of an Underwritten Offering, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Holders of a majority of the outstanding Registrable Securities being included in any Underwritten Offering shall select the underwriter(s); provided, however, that such underwriter(s) must be reasonably acceptable to ASV. ASV shall be entitled to designate counsel for such underwriter(s) (subject to their approval), provided that such designated underwriters’ counsel shall be a firm of national reputation representing underwriters or dealer managers in capital markets transactions.

(g) If the managing underwriter or underwriters of a proposed Underwritten Offering of Registrable Securities included in a Registration pursuant of this Section 2.01, informs the Holders with Registrable Securities in such Registration of such class of Registrable Securities in writing that, in its or their opinion, the number of securities requested to be included in such Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the managing underwriters shall have the right to (i) reduce the number of Registrable Securities to be included in such Registration be allocated pro rata among the Holders, including the Initiating Holder, to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriter or underwriters; provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner or (ii) notify ASV in writing that the Registration Statement shall be abandoned or withdrawn, in which event ASV shall abandon or withdraw such Registration Statement. In the event a Holder notifies ASV that such Registration Statement shall be abandoned or withdrawn said Holder shall not be deemed to have requested a Demand Registration pursuant to Section 2.01(a) and ASV shall not be deemed to have effected a Demand Registration pursuant to Section 2.01(b). If the amount of Registrable Securities to be underwritten has not been so limited, ASV and other holders may include shares of Common Stock for its own account (or for the account of other holders) in such Registration if the underwriter(s) so agree and to the extent that, in the opinion of such underwriter(s), the inclusion of such additional amount will not adversely affect the offering of the Registrable Securities included in such Registration.

Section 2.02        Piggyback Registrations.

(a) Prior to the date on which the Registrable Securities then held by the Holder(s) represents less than 1% of ASV’s then issued and outstanding Common Stock, if ASV proposes to file a Registration Statement under the Securities Act with respect to any offering of its Common Stock for its own account and/or for the account of any other Persons (other than (i) a Registration under Section 2.01, (ii) a Registration pursuant to a Registration Statement on Form S-8 or Form S-4 or any successor or similar forms, (iii) any form that does not include substantially the same information, other than information relating to the selling holders or their plan of distribution, as would be required to be included in a Registration Statement covering the sale of Registrable Securities, (iv) in connection with any dividend reinvestment or similar plan, (v) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or (vi) a Registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered) (an “ASV Public Sale”), then, as soon as practicable (but in no event less than 15 days prior to the proposed date of filing such Registration Statement), ASV shall give written notice of such proposed filing to each Holder, and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.02(b) and Section 2.02(c), ASV shall use its commercially reasonable efforts to include in such Registration Statement all such Registrable Securities which are requested to be included therein within five Business Days after the receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, ASV shall determine for any reason not to Register or to delay Registration of such securities, ASV may, at its election, give written notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, without prejudice, however, to the rights of any Holder to request that such Registration be effected as a Demand Registration under Section 2.01, and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other shares of Common Stock. No Registration effected under this Section 2.02 shall relieve ASV of its obligation to effect any Demand Registration under Section 2.01. For purposes of clarification, ASV’s filing of a Shelf Registration Statement shall not be deemed to be a ASV Public Sale; provided, however, that any prospectus supplement filed pursuant to a Shelf Registration Statement with respect to an offering of Common Stock for ASV’s own account and/or for the account of any other Persons will be a ASV Public Sale unless such offering qualifies for an exemption from ASV Public Sale definition in this Section 2.02(a).

(b) Each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in any Underwritten Offering pursuant to Section 2.02(a) at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to ASV of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to two Business Days before the effective date thereof, whereupon such Holder shall as promptly as reasonably practicable pay to ASV all Registration Expenses incurred by ASV in connection with the registration of such withdrawn Registrable Securities under the Securities Act or the Exchange Act and the inclusion of such shares in the Registration Statement.

(c) If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs ASV and Holders in writing that, in its or their opinion, the number of securities of such class which such Holder and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, all securities of ASV and any other Persons (other than ASV’s executive officers and directors) for whom ASV is effecting the Registration, as the case may be, proposes to sell, (ii) second, the number of Registrable Securities of such class that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities of such class requested by such Holder to be included in such sale (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), subject to any superior contractual rights of other holders, (iii) third, the number securities of executive officers and directors for whom ASV is effecting the Registration, as the case may be, with such number to be allocated pro rata among the executive officers and directors, and (iv) fourth, any other securities eligible for inclusion in such Registration, allocated among the holders of such securities in such proportion as ASV and those holders may agree.

(d) After a Holder has been notified of its opportunity to include Registrable Securities in a Piggyback Registration, such Holder shall treat the Offering Confidential Information as confidential information and shall not use the Offering Confidential Information for any purpose other than to evaluate whether to include its Registrable Securities (or other shares of Common Stock) in such Piggyback Registration and agrees not to disclose the Offering Confidential Information to any Person other than such of its agents, employees, advisors and counsel as have a need to know such Offering Confidential Information and to cause such agents, employees, advisors and counsel to comply with the requirements of this Section 2.02(d), provided, that such Holder may disclose Offering Confidential Information if such disclosure is required by legal process, but such Holder shall cooperate with the Issuer to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential Information.

Section 2.03        Registration Procedures.

(a) In connection with ASV’s Registration obligations under Section 2.01 and Section 2.02, ASV shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith ASV shall:

(i) prepare and file the required Registration Statement including all exhibits and financial statements and (collectively, the “Ancillary Filings”) required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters or dealer managers, if any, and to the Holders, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters or dealer managers and such Holders and their respective counsel, and (y) not file with the SEC any Registration Statement or Prospectus or amendments or supplements thereto or any Ancillary Filing to which Holders or the underwriters or dealer managers, if any, shall reasonably object;

(ii) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus and any Ancillary Filing as may be reasonably requested by the participating Holders;

(iii) notify the participating Holders and the managing underwriter(s) or dealer manager(s), if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by ASV (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, when the applicable Prospectus or any amendment or supplement to such Prospectus or any Ancillary Filing has been filed, (B) of any comments (written or oral) by the SEC or any request by the SEC or any other federal or state governmental authority (written or oral) for amendments or supplements to such Registration Statement or such Prospectus or any Ancillary Filing or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or any Ancillary Filing or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of ASV in any applicable underwriting agreement or dealer manager agreement cease to be true and correct and in all material respects, and (E) of the receipt by ASV of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv) subject to Section 2.01(d), promptly notify each selling Holder and the managing underwriter(s) or dealer manager(s), if any, when ASV becomes aware of the occurrence of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) or any Ancillary Filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus or any Ancillary Filing in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holder and the underwriter(s) or dealer manager(s), if any, an amendment or supplement to such Registration Statement or Prospectus or any Ancillary Filing which will correct such statement or omission or effect such compliance;

(v) use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vi) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s) or dealer manager(s) and the Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii) furnish to each selling Holder and each underwriter or dealer manager, if any, without charge, as many conformed copies as such Holder or underwriter or dealer manager may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, but excluding all documents (i) incorporated therein by reference and all exhibits (including those incorporated by reference) or (ii) that are available via the SEC’s EDGAR system;

(viii) deliver to each selling Holder and each underwriter or dealer manager, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter or dealer manager may reasonably request (it being understood that ASV consents to the use of such Prospectus or any amendment or supplement thereto by each selling Holder and the underwriter(s) or dealer manager(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter or dealer manager may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter or dealer manager;

(ix) on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, use its reasonable best efforts to register or qualify, and cooperate with each selling Holder, the managing underwriter(s) or dealer manager(s), if any, and their respective counsel, in connection with the registration or qualification of such

Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any selling Holder or managing underwriter(s) or dealer manager(s), if any, or their respective counsel reasonably request (and in any foreign jurisdiction mutually agreeable to ASV and the participating Holders) and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings in such jurisdictions for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that ASV will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject or conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction;

(x) in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each selling Holder and the managing underwriter(s) or dealer manager(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive Securities Act legends; and to register such Registrable Securities in such denominations and such names as such selling Holder or the underwriter(s) or dealer manager(s), if any, may request at least two Business Days prior to such sale of Registrable Securities; provided that ASV may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xi) cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority and each securities exchange, if any, on which any of ASV’s securities are then listed or quoted and on each inter-dealer quotation system on which any of ASV’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter or dealer manager (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of each such exchange, and use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s) or dealer manager(s), if any, to consummate the disposition of such Registrable Securities;

(xii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided that ASV may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xiii) obtain for delivery to and addressed to each selling Holder and to the underwriter(s) or dealer manager(s), if any, opinions from the general counsel or deputy general counsel for ASV, in each case dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement and in each such case in customary form and content for the type of Underwritten Offering;

(xiv) in the case of an Underwritten Offering, obtain for delivery to and addressed to ASV and the managing underwriter(s), if any, and, to the extent requested, each selling Holder, a cold comfort letter from ASV’s independent registered public accounting firm in customary form and content for the type of Underwritten Offering, dated the date of execution of the underwriting agreement and brought down to the closing, whether under the underwriting agreement or otherwise;

(xv) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but no later than 90 days after the end of the 12-month period beginning with the first day of ASV’s first quarter commencing after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder and covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement;

(xvi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xvii) cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of ASV’s securities are then listed or quoted and on each inter-dealer quotation system on which any of ASV’s securities are then quoted;

(xviii) provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the sale or placement agent therefor, if any, (D) the dealer manager therefor, if any, (E) counsel for such Holder, underwriters, agent, or dealer manager and (F) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter or dealer manager, as selected by such Holder, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto; and for a reasonable period prior to the filing of such registration statement, upon execution of a customary confidentiality agreement, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the parties referred to in (A) through (F) above, all pertinent financial and other records, pertinent corporate and other documents and properties of ASV that are available to ASV, and cause all of ASV’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods to discuss the business of ASV and to supply all information available to ASV reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence or other responsibility, subject to the foregoing; provided that in no event shall ASV be required to make available any information which the Board determines in good faith to be competitively sensitive or otherwise confidential. The recipients of such information shall coordinate with one another so that the inspection permitted hereunder will not unnecessarily interfere with ASV’s conduct of business. In any event, records which ASV determines, in good faith, to be confidential and which it notifies or otherwise identifies in writing to the inspectors are confidential shall not be disclosed by the inspectors unless (and only to the extent that) (i) the disclosure of such records is necessary to permit a Holder to enforce its rights under this Agreement or (ii) the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of ASV or its Affiliates unless and until such is made generally available to the public by ASV or such Affiliate or for any reason not related to the registration of Registrable Securities. Each Holder further agrees that it will, upon learning that disclosure of such records is sought in a court of competent jurisdiction, give notice to ASV and allow ASV, at its expense, to undertake appropriate action to prevent disclosure of the records deemed confidential;

(xix) in the case of an Underwritten Offering registering 50% or more of the Retained Shares, cause the senior executive officers of ASV to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, except to the extent that such participation materially interferes with the management of ASV’s business; provided that the effectiveness period for any Demand Registration shall be increased on a day-for-day basis by the period of time that management cannot participate;

(xx) comply with requirements of the Securities Act, Securities Exchange Act and other applicable laws, rules and regulations as well as stock exchange rules; and (xxi) take all other customary steps reasonably necessary or advisable to effect the registration and distribution of the Registrable Securities contemplated hereby.

(b) As a condition precedent to any Registration hereunder, ASV may require each Holder as to which any Registration is being effected to furnish to ASV such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as ASV may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to ASV and to cooperate with ASV as reasonably necessary to enable ASV to comply with the provisions of this Agreement. If a Holder fails to provide the requested information after being given 15 Business Days’ written notice of such request and the requested information is required by applicable law to be included in the Registration Statement, ASV shall be entitled to refuse to include for registration such Holder’s Registrable Securities or other shares of Common Stock in the Registration Statement.

(c) Each Holder will as promptly as reasonably practicable notify ASV at any time when a prospectus relating thereto is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Holder has knowledge, relating to such Holder or its disposition of Registrable Securities thereunder requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) ASV agrees, and any other Holder agrees by acquisition of such Registrable Securities, that, upon receipt of any written notice from ASV of the occurrence of any event of the kind described in Section 2.03(a)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.03(a)(iv), or until such Holder is advised in writing by ASV that the use of the Prospectus may be resumed, and if so directed by ASV, such Holder will deliver to ASV (at ASV’s expense) all copies, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event ASV shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.03(a)(iv) or is advised in writing by ASV that the use of the Prospectus may be resumed.

Section 2.04        Underwritten Offerings.

(a) If requested by the managing underwriters for any Underwritten Offering requested by Holders pursuant to a Registration under Section 2.01, ASV shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to ASV and the underwriters. Such agreement shall contain such representations and warranties by ASV and such other terms as are generally prevailing in agreements of that type. Each Holder with Registrable Securities to be included in any Underwritten Offering shall enter into such underwriting agreement at the request of ASV, which agreement shall contain such reasonable representations and warranties by the Holder and such other reasonable terms as are generally prevailing in agreements of that type.

(b) In the event of a public sale of ASV’s equity securities in an Underwritten Offering (whether in a Demand Registration or a Piggyback Registration, whether or not the Holders participate therein), the Holders hereby agree, and, in the event of a public sale of ASV’s equity securities in an Underwritten Offering, ASV shall agree, and it shall use reasonable best efforts to cause its executive officers and directors to agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any sale or distribution (including any offer to sell, contract to sell, short sale or any option to purchase) of any securities (except, in each case, as part of the applicable Registration, if permitted hereunder) that are the same as or similar to those being Registered in connection with such public sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning one day before, and ending 90 days (or such lesser period as may be permitted by ASV or the selling Holder(s), as applicable, or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, if later, the date of the Prospectus), to the extent timely notified in writing by such selling Person or the managing underwriter or underwriters. The Holders and ASV, as applicable, also agree to execute an agreement evidencing the restrictions in this Section 2.04(b) in customary form, which form is reasonably satisfactory to ASV or the selling Holder(s), as applicable, and the underwriter(s); provided that such restrictions may be included in the underwriting agreement. ASV may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

(c) No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by ASV or other Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements or this Agreement.

Section 2.05        Registration Expenses Paid By ASV.

In the case of any registration of Registrable Securities required pursuant to this Agreement, ASV shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective; provided, however, ASV shall not be required to pay for any expenses of any Registration begun pursuant to Section 2.01 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.01.

Section 2.06        Indemnification.

(a) ASV agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder whose shares are included in a Registration Statement, its officers, directors, agents, employees and each Person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) such Holder from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that ASV has filed or is required to file pursuant to
Rule 433(d) of the Securities Act or any Ancillary Filing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such liability results from or arises out of (a) the fact that a current copy of the prospectus was not sent or given to the Person asserting any such liability at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined by a court of competent jurisdiction in a final and non-appealable judgment that ASV has provided such prospectus and it was the responsibility of such Holder or its agents to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such liability, (b) the use of any prospectus by or on behalf of any Holder after ASV has notified such Person (i) that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) that a stop order has been issued by the SEC with respect to a Registration Statement or (iii) that a Disadvantageous Condition exists, (c) the use of any prospectus by or on behalf of any Holder with respect to any Registrable Securities after such time as the obligation of ASV to keep the Registration Statement effective in respect of such Registrable Securities has expired, or (d) information furnished in writing by such Holder or on such Holder’s behalf, in either case expressly for use in such Registration Statement, prospectus or in any amendment or supplement thereto relating to such Holder’s Registrable Securities. This indemnity shall be in addition to any liability ASV may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b) Each selling Holder whose Registrable Securities are included in a Registration Statement agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, ASV, its directors, officers, agents, employees and each Person, if any, who controls ASV (within the meaning of the Securities Act and the Exchange Act) (i) to the extent such liabilities arise out of or are based upon information furnished in writing by such Holder or on such Holder’s behalf, in either case expressly for use in a Registration Statement, prospectus or in any amendment or supplement thereto relating to such Holder’s Registrable Securities or (ii) to the extent that any liability described in this Section 2.06(b) results from (a) the fact that a current copy of the prospectus was not sent or given to the Person asserting any such liability at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined by a court of competent jurisdiction in a final and non-appealable judgment that it was the responsibility of such Holder or its agent to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such liability, (b) the use of any prospectus by or on behalf of any Holder after ASV has notified such Person (x) that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) that a stop order has been issued by the SEC with respect to a Registration Statement or (z) that a Disadvantageous Condition exists or (c) the use of any prospectus by or on behalf of any Holder after such time as the obligation of ASV to keep the related Registration Statement in respect of such Holder’s Registrable Securities effective has expired. This indemnity shall be in addition to any liability the selling Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of ASV or any indemnified party.

(c) Any Person entitled to indemnification hereunder (an “indemnified party”) will give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder solely to the extent that it is materially prejudiced by reason of such delay or failure; and, provided further, that any such delay or failure to so notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 2.06. If an indemnified party shall have notified the indemnifying party as aforesaid, the indemnifying party shall assume the defense of such claim and retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 2.06 that the indemnifying party may designate in connection the proceeding relating to such claim and shall pay the fees and expenses relating to such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the indemnified party and employ counsel reasonably satisfactory to such indemnified party, (iii) the indemnified party has reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if such indemnified party notifies the indemnifying party in writing that such indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any Loss by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party , unless such settlement (A) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (in addition to any local counsel) for all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnified party or parties, (y) an indemnified party has reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels, and that the indemnifying party shall reimburse all such fees and expenses as they are incurred.

(d) If for any reason the indemnification provided for in Section 2.06(a) or Section 2.06(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 2.06(a) or Section 2.06(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.06(d) to the contrary, no indemnifying party (other than ASV) shall be required pursuant to this Section 2.06(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate (before deducting expenses, if any) exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.06(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.06(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party hereunder shall be deemed to include, for purposes of this Section 2.06(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. If indemnification is available under this Section 2.06, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.06(a) and Section 2.06(b) without regard to the relative fault of said indemnifying parties or indemnified party. Any Holders’ obligations to contribute pursuant to this Section 2.06(d) are several and not joint.

Section 2.07        Reporting Requirements; Rule 143.

Until the earlier of the expiration or termination of this Agreement or the date upon which Manitex and Terex (and their Affiliates, other than ASV and its Subsidiaries) cease to own any Retained Shares, ASV shall use its commercially reasonable efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Sections 13, 14 and 15(d), as applicable, of the Exchange Act so that ASV will qualify for registration on Form S-3 and to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, or (ii) any similar rule or regulation hereafter promulgated by the SEC. From and after the date hereof through the earlier of the expiration or termination of this Agreement or the date upon which Manitex and Terex (and their Affiliates, other than ASV and its Subsidiaries) cease to own any Retained Shares, ASV shall forthwith upon request furnish any Holder (i) a written statement by ASV as to whether it has complied with such requirements, (ii) a copy of the most recent annual or quarterly report of ASV, and (iii) such other reports and documents filed by ASV with the SEC as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

ARTICLE III

Miscellaneous

Section 3.01        Term.

Except as set forth in Section 3.04, this Agreement shall terminate upon the Registration or other sale, transfer or disposition of all the Retained Shares by Holders to a Person other than ASV or any of its Subsidiaries, except for the provisions of Section 2.05 and Section 2.06 and all of this Article III, which shall survive any such termination.

Section 3.02        Entire Agreement.

This Agreement, including the Exhibits referred to herein, constitutes the entire agreement between any of the parties hereto with respect to the subject matter contained herein or therein, and supersede all prior agreements, negotiations, discussions, understandings and commitments, written or oral, between any of the parties hereto with respect to such subject matter.

Section 3.03        Choice of Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION OR RULE THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Each of the parties hereto agrees to submit to the jurisdiction of the United States District Court for the District of Minnesota and in any State of Minnesota court located in Grand Rapids, Minnesota for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

Section 3.04        Amendment

(a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by ASV, and the Holders of a majority of the Registrable Securities.

Section 3.05        Waiver.

Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 3.06        Partial Invalidity.

Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 3.07        Execution in Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties hereto.

Section 3.08        Successors, Assigns and Transferees.

(a) This Agreement and all provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. ASV may assign this Agreement at any time in connection with a sale or acquisition of ASV, whether by merger, consolidation, sale of all or substantially all of ASV’s assets, or similar transaction, without the consent of the Holders; provided that the successor or acquiring Person agrees in writing to assume all of ASV’s rights and obligations under this Agreement. A Holder may assign its rights and obligations under this Agreement only (a) to an Affiliate of such Holder that acquires any of such Holder’s Registrable Securities and executes an agreement to be bound hereby in the form attached hereto as Exhibit A, an executed counterpart of which shall be furnished to ASV, or (b) with the prior written consent of ASV, and any purported assignment by a Holder other than as set forth in this Section 3.08(a) shall be null and void; provided, however, that, prior to the second anniversary of the date of this Agreement, each of the Holders may assign its right to one Demand Registration hereunder to each unaffiliated third party to whom such Holder sells or otherwise transfers Registrable Securities representing 5% or more of ASV’s then issued and outstanding Common Stock (a “Transferee”), which Demand Registration shall be subject to the terms and conditions of this Agreement (other than Section 2.02(a), Section 2.02(b), Section 2.02(c) and Article III); provided, further, that (i) if the Transferee shall exercise any Demand Registration that has been assigned to it by a Holder pursuant to the foregoing, then such Demand Registration shall constitute a Demand Registration request by the Holder(s) for purposes of the limitation on the number of Demand Registration requests set forth in Section 2.01(b); and (ii) no Transferee may exercise any Demand Registration assigned to such Transferee after the second anniversary of the date of this Agreement.

(b) Subject to Section 3.08(a) and provided that ASV is given written notice by the Holders prior to or at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned, the Registration Rights shall be transferred with the transfer of Registrable Securities; provided that to the extent any such transfer consists of Registrable Securities representing less than 1% of ASV’s then issued and outstanding Common Stock and such Registrable Securities are eligible for transfer pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) thereof (including transactions pursuant to Rule 144), no Registration Rights shall be transferred therewith. Notwithstanding the foregoing, if such transfer is subject to covenants, agreements or other undertakings restricting transferability thereof, the Registration Rights shall not be transferred in connection with such transfer unless such transfer complies with all such covenants, agreements and other undertaking. In all cases, the Registration Rights shall not be transferred unless the transferee thereof executes a counterpart attached hereto as Exhibit A and delivers the same to ASV.

Section 3.09        Notices.

(a) All notices, requests, claims, demands and other communications required or permitted hereunder shall be in writing and shall be deemed duly given or delivered (i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received or by email when receipt of such email is acknowledged by return email, (iii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (iv) if sent by private courier when received; and shall be addressed as follows:

If to ASV, to:

A.S.V., LLC

840 Lily Lane

Grand Rapids, Minnesota 55744

Attention: Andrew Rooke

Facsimile: (218) 327-9123

If to Manitex, to:

Manitex International, Inc.

9725 Industrial Drive

Bridgeview, Illinois 60455

Attention: David J. Langevin

Facsimile: (708) 430-5331

If to Terex, to:

Terex Corporation

200 Nyala Farm Road

Westport, Connecticut 06880

Attention: Eric I. Cohen

Facsimile: (203) 227-6372

or to such other address as such party may indicate by a notice delivered to the other parties.

(b) Each Holder, by written notice given to ASV in accordance with this Section 3.09, may change the address to which notices, other communications or documents are to be sent to such Holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five Business Days after being deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt. ASV shall have no obligation to deliver any notices under this Agreement to or otherwise interact with any purported Holder that has not provided notice to ASV pursuant to this Section 3.09, and no such Person shall have any rights under this Agreement unless and until such Person delivers such notice.

Section 3.10        No Reliance on Other Party.

The parties hereto represent to each other that this Agreement is entered into with full consideration of any and all rights which the parties hereto may have. The parties hereto have relied upon their own knowledge and judgment and have conducted such investigations they and their in-house counsel have deemed appropriate regarding this Agreement and their rights in connection with this Agreement. The parties hereto are not relying upon any representations or statements made by any other party, or any such other party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The parties hereto are not relying upon a legal duty, if one exists, on the part of any other party (or any such other party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that no party hereto shall ever assert any failure to disclose information on the part of any other party as a ground for challenging this Agreement or any provision hereof.

Section 3.11        Performance.

Each party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party.

Section 3.12        Attorneys’ Fees.

In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

Section 3.13        Further Assurances.

Each of the parties hereto shall execute and deliver all additional documents, agreements and instruments and shall do any and all acts and things reasonably requested by the other party hereto in connection with the performance of its obligations undertaken in this Agreement.

Section 3.14        Registrations, Exchanges, etc.

Notwithstanding anything to the contrary that may be contained in this Agreement, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) any shares of Common Stock, now or hereafter authorized to be issued, (ii) any and all securities of ASV into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by ASV and (iii) any and all securities of any kind whatsoever of ASV or any successor or permitted assign of ASV (whether by merger, consolidation, sale of assets or otherwise) which may be issued on or after the date hereof in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock, and shall be appropriately adjusted for any stock dividends, or other distributions, stock splits or reverse stock splits, combinations, recapitalizations mergers, consolidations, exchange offers or other reorganizations occurring after the date hereof.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their authorized representatives as of the date first above written.

ASV Holdings, Inc.

By:	/s/ Andrew Rooke
Name: Andrew Rooke
Title: Chief Executive Officer

Manitex International, Inc.

By:	/s/ David J. Langevin
Name: David J. Langevin
Title: Chairman and CEO

A.S.V. Holding, LLC

By:	/s/ Eric I. Cohen
Name: Eric I. Cohen
Title: Vice President

Exhibit A

THIS INSTRUMENT forms part of the Registration Rights Agreement (the “Agreement”), dated as of [            ], 2017, by and among ASV Holdings, Inc., a Delaware corporation (“ASV”), Manitex International, Inc., a Michigan corporation, and A.S.V. Holding, LLC, a Delaware limited liability company. The undersigned hereby acknowledges having received a copy of the Agreement and having read the Agreement in its entirety, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agrees that the terms and conditions of the Agreement binding upon and inuring to the benefit of the transferor of the Registrable Securities under the Agreement to the undersigned shall be binding upon and inure to the benefit of the undersigned and its successors and permitted assigns as if it were an original party to the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this      day of         , 20     .

(Signature of transferee)

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